Exhibit 23(b)

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-43234 and No. 333-37117) and Form S-4 (No. 333-43236) of Science Applications International Corporation of our report dated April 2, 1999, except as to the stock split discussed in Note A, for which the date is August 31, 1999, relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

San Diego, California
October 15, 2001